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LETTER TO DTC PARTICIPANTS


                      PEGASUS COMMUNICATIONS CORPORATION
            (to be renamed Pegasus Satellite Communications, Inc.)

                               Offer to Exchange
         its 12 3/4% Series A Cumulative Exchangeable Preferred Stock
                                for any and all
                     (but not less than a majority) of the
           12 3/4% Series A Cumulative Exchangeable Preferred Stock,
                    when issued, of our new holding company
              (to be renamed Pegasus Communications Corporation)

                         and Solicitation of Consents


        Pursuant to the Offering Memorandum dated as of December 19, 2000


                              Cusip No. 705904209

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 18,
2001, UNLESS FURTHER EXTENDED (THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS
OF PEGASUS COMMUNICATIONS PREFERRED STOCK (AS DEFINED HEREIN) MUST TENDER THEIR PEGASUS COMMUNICATIONS PREFERRED STOCK AND PROVIDE THEIR CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS TO THE PEGASUS COMMUNICATIONS CORPORATION PREFERRED STOCK CERTIFICATE OF DESIGNATION (AS DEFINED HEREIN) PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE IN ORDER TO RECEIVE PEGASUS SATELLITE PREFERRED STOCK (AS DEFINED HEREIN). THE CONSENT EXPIRATION DATE IS JANUARY 18, 2001, IF ON SUCH DATE THE EXCHANGE AGENT HAS RECEIVED DULY EXECUTED AND UNREVOKED CONSENTS TO THE PROPOSED AMENDMENTS FROM HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF SUCH PREFERRED STOCK (THE "REQUISITE CONSENTS"), OR SUCH LATER DATE THAT THE EXCHANGE AGENT SHALL HAVE FIRST RECEIVED THE REQUISITE CONSENTS. CONSENTS MAY BE REVOKED AND TENDERS MAY BE WITHDRAWN AT ANY TIME
PRIOR TO THE CONSENT EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN). THE CONSUMMATION OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS CONDITIONED UPON SATISFACTION
OF, AMONG OTHER THINGS, THE MINIMUM TENDER CONDITION AND THE REQUISITE CONSENT CONDITION. THESE CONDITIONS ARE DESCRIBED IN THE OFFERING MEMORANDUM.
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                                                             December 19, 2000
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Pegasus Communications Corporation (to be renamed Pegasus Satellite Communications, Inc.), a Delaware corporation (the "Company" or "Pegasus"), to act as dealer manager and consent solicitation agent in connection with its offer to exchange all of the outstanding preferred stock listed above (the "Pegasus Communications Preferred Stock"), when issued, for its 12 3/4% Series A Cumulative Exchangeable Preferred Stock (the "Pegasus Satellite Preferred Stock") upon the terms and subject to the conditions set forth in the Offering Memorandum dated December 19, 2000 and in the accompanying Consent and Letter of Transmittal (the "Letter of Transmittal" and, together with the Offering Memorandum, the "Offering Materials") (such offer is referred to as the "Exchange Offer"). In conjunction with the Exchange Offer, the Company is soliciting consents (the "Consents") to the proposed amendments (as discussed in the Offering Memorandum) to the Pegasus Communications Preferred Stock Certificate of Designation (the "Consent Solicitation"). The Offering Materials more fully describe the Exchange Offer.

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     Enclosed herewith are copies of the following documents:

     1. The Offering Memorandum;

     2. The Consent and Letter of Transmittal for your use and for the information of your clients; and

     3. A form of letter which may be sent to your clients for whose account you hold stock in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer and the Consent Solicitation.

     DTC participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

     Please note that the Consent Solicitation will expire at 5:00 p.m., New York City time, on January 18, 2001, if on such date the exchange agent has received the Requisite Consents, or such later date that the exchange agent shall have first received the Requisite Consents, unless extended. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 18, 2001, unless extended. We urge you to contact your clients as promptly as possible.

     IMPORTANT: The Letter of Transmittal (or a facsimile thereof), together with the Pegasus Communications Preferred Stock and all other required documents, or an agent's message, together with a confirmation of book-entry transfer of Pegasus Communications Preferred Stock, must be received by the exchange agent prior to the Exchange Offer Expiration Date with respect to holders wishing to receive the Pegasus Satellite Preferred Stock.

     Holders of Pegasus Communications Preferred Stock who desire to accept the Exchange Offer must consent to the proposed amendments to the Pegasus Communications Preferred Stock Certificate of Designation and to the execution of an amended Certificate of Designation. The proposed amendments and the amended Certificate of Designation are described in the Offering Memorandum under the caption Proposed Amendments to the Pegasus Communications Preferred Stock Certificate of Designation and Exchange Notes Indenture.

     An acceptance of the Exchange Offer, either by execution of the Letter of Transmittal or by tender of Pegasus Communications Preferred Stock and delivery of Consents through the Automated Tender Offer Program, will constitute a signature to the Registration Rights Agreement, as defined in the Offering Memorandum, by the person accepting the Exchange Offer.

     Consummation of the Exchange Offer with respect to the Pegasus Communications Preferred Stock is conditioned upon, among other things, receipt of the requisite Consents (as discussed in the Offering Memorandum) to give effect to the proposed amendments to the Pegasus Communications Preferred Stock Certificate of Designation and the minimum tender condition.

     In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees should be sent to the exchange agent, and certificates representing the tendered Pegasus Communications Preferred Stock (or confirmation of book-entry transfer) should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Memorandum.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Pegasus Communications Preferred Stock or Consents pursuant to the Exchange Offer and the Consent Solicitation. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.


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     Any questions or requests for assistance may be directed to us as dealer manager and solicitation agent at the addresses and telephone numbers set forth on the back cover of the Offering Memorandum. Requests for additional copies of the Offering Memorandum, the Letter of Transmittal and the other tender offer materials may be directed to the exchange agent or to brokers, dealers, commercial banks or trust companies.

                               Very truly yours,




                            CIBC WORLD MARKETS CORP.
                    --------------------------------------

     Nothing contained herein or in the enclosed documents shall constitute you or any other person as the agent of the dealer manager and the solicitation agent or the exchange agent or authorize you or any other person to give any information or make any representation on behalf of any of them with respect to the Exchange Offer and the Consent Solicitation not contained in the Offering Memorandum or the Letter of Transmittal.


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